                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                       BRUKER DALTONICS INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                             BRUKER DALTONICS INC.
                                15 FORTUNE DRIVE
                              BILLERICA, MA 01821
                                 (978) 663-3660

Dear Stockholder:

    On behalf of the board of directors and management of Bruker
Daltonics Inc., I would like to invite you to attend our Annual Meeting of Stockholders to be held on Tuesday, May 15 at 2:00 p.m., Local Time, at the offices of Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, Massachusetts.

    Information about the meeting, including the various matters on which you as a stockholder will act, may be found in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

    Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. Please complete, sign, date and return the enclosed proxy card in the envelope provided.

    I look forward to your participation and thank you for your continued support.

                                          Sincerely,

                                          [/S/ FRANK H. LAUKIEN]

                                          Frank H. Laukien
                                          Chairman, President and Chief
                                          Executive Officer

                             BRUKER DALTONICS INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

    The Annual Meeting of the Stockholders of Bruker Daltonics Inc. will be held on May 15, 2001, at 2:00 p.m., Local Time, at the offices of Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, Massachusetts, for the following purposes:

1. To elect two Class I Directors to hold office until the 2004 Annual Meeting of Stockholders.

2. To ratify the selection of Ernst & Young, LLP as the independent certified public auditors of Bruker Daltonics Inc. for fiscal year 2001.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on April 5, 2001 as the record date for the determination of stockholders entitled to receive notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By order of the Board of Directors

                                          [/S/ FRANK H. LAUKIEN]

                                          FRANK H. LAUKIEN, PH.D.
                                          Chairman, President and Chief
                                          Executive Officer

Billerica, Massachusetts
April 20, 2001

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SUBMIT YOUR VOTE ACCORDING TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING UNLESS YOU FIRST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

                             BRUKER DALTONICS INC.
                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Bruker Daltonics Inc. (the "Company") for use at the 2001 Annual Meeting of Stockholders to be held on May 15, 2001, at the time and place set forth in the notice of the Annual Meeting and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is April 23, 2001.

    If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. In addition, if other matters come before the Annual Meeting, the persons named in the accompanying proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgement. Any person signing the enclosed form of proxy has the power to revoke it by voting in person at the Annual Meeting or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised. Please note, however, that if your shares are held of record by a broker, bank or nominee and you wish to vote at the Annual Meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

    The holders of a majority in interest of all Common Stock, par value $.01 per share ("Company's Common Stock" or "Common Stock") issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the meeting in order to constitute a quorum for the transaction of business. Each share of Common Stock outstanding on the record date will be entitled to one vote on each matter. The two candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. The ratification of the independent auditors of the Company for the current year will require the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting.

    Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes for each proposal other than the election of directors. Broker non-votes are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

    The Company will bear the cost of the solicitation. Although it is expected that the solicitation will be primarily by mail, regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telecopier and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

    The Company's principal executive offices are located at 15 Fortune Drive, Billerica, Massachusetts 01821, (978) 663-3660.

                       RECORD DATE AND VOTING SECURITIES

    Only stockholders of record at the close of business on April 5, 2001 are entitled to notice of and to vote at the Annual Meeting. On April 5, 2001, the Company had outstanding and entitled to vote 54,791,958 shares of Common Stock. Each outstanding share of the Company's Common Stock entitles the record holder to one vote. All votes will be tabulated by employees of American Stock
Transfer & Trust Company, the Company's transfer agent for the Common Stock, who will serve as inspectors of election.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Restated Certificate of Incorporation provides that the board of directors shall consist of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with a term extending to the third succeeding Annual Meeting after election. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the board of directors, each class consisting, as nearly as possible, of one-third the total number of directors. The two directors in Class I will be elected at the 2001 Annual Meeting of Stockholders to serve for a term expiring at the 2004 Annual Meeting of Stockholders. The three directors in Class II and the two directors in Class III are serving terms expiring at the Company's Annual Meeting of Stockholders in 2002 and 2003, respectively. The board of directors has fixed the number of directors at seven for the coming year.

    It is proposed that each of the nominees listed below be elected to hold office until the 2004 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until he sooner dies, resigns or is removed.

    Unless marked otherwise, proxies received will be voted FOR the election of each of the two nominees specified below, who currently serve as directors with terms extending to the 2001 Annual Meeting or until their successors are elected and qualified. If either such nominee for the office of director is unwilling or unable to serve as a nominee for the office of director at the time of the Annual Meeting, the proxies may be voted either (1) for a substitute nominee who shall be designated by the present board of directors to fill such vacancy or
(2) for the other nominee only, leaving a vacancy. Alternatively, the size of the board of directors may be reduced so that there is no vacancy. The board of directors has no reason to believe that either of the nominees will be unwilling or unable to serve if elected as a director. Such persons have been nominated to serve until the 2004 Annual Meeting of Stockholders and until their successors are elected and qualified.

    Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

FRANK H. LAUKIEN, PH.D.

    Dr. Laukien, 41 years old, has been the Chairman, President and Chief Executive Officer of the Company since the inception of a predecessor company in February 1991. He has been a Managing Director of Bruker Daltonik GmbH, a wholly-owned subsidiary of the Company, since August 1997. He has also served as Chairman of Bruker AXS Inc., an affiliate of the Company, since October 1997 and as President of Bruker Instruments, Inc., an affiliate of the Company, since June 1997. He is a Professor of Mass Spectrometry at the University of Amsterdam. Dr. Laukien holds a B.S. degree from the Massachusetts Institute of Technology, as well as a M.A. and a Ph.D. in chemical physics from Harvard University.

DIETER KOCH, PH.D.

    Dr. Koch, 61 years old, has been a director of the Company since
August 1997. He is a Managing Director of Bruker Daltonik GmbH, now a wholly-owned subsidiary of the Company, since June 1980. Dr. Koch has also been the Managing Director of Bruker Saxonia Analytik GmbH, now a subsidiary of Bruker Daltonik GmbH, since founding it in 1990. He is responsible for the Company's substance detection and pathogen identification product lines. He holds M.S. and Ph.D. degrees in chemistry from the University of Cologne.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

COLLIN J. D'SILVA

    Mr. D'Silva, 44 years old, joined the board of directors in February 2000. Mr. D'Silva is the President and Chief Executive Officer of Transgenomic, Inc., a life science company involved in SNP discovery, in Omaha, Nebraska.
Mr. D'Silva has held these positions since 1997. From 1988 to 1997, Mr. D'Silva was President and Chief Executive Officer of CETAC Technologies, Inc, a company designing instrumentation for elemental analysis. Mr. D'Silva holds a B.S. degree and a Masters in Industrial Engineering from Iowa State University as well as a Masters in Business Administration from Creighton University.

RICHARD M. STEIN

    Mr. Stein, 49 years old, joined the board of directors in February 2000 and is the Company's Secretary. Mr. Stein has been an attorney with Hutchins, Wheeler & Dittmar, a Boston-based law firm, since November 1992 and became a stockholder of the firm on January 1, 1993. He served as the managing stockholder of Hutchins, Wheeler & Dittmar from January 1995 until
December 1997. Mr. Stein holds a B.A. degree from Brandeis University and a J.D. from Boston College Law School.

BERNHARD WANGLER

    Mr. Wangler, 49 years old, joined the board of directors in February 2000. Mr. Wangler has been a German tax consultant and principal partner with Kanzlei Wangler in Karlsruhe, Germany since July 1983. He has been a Certified Public Accountant in Germany since 1984. Mr. Wangler holds a Bachelor of Economics and Commerce degree and a Masters degree in Business Administration from the University of Mannheim, Germany.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

M. CHRISTOPHER CANAVAN, JR.

    Mr. Canavan, 61 years old, joined the board of directors in June 2000.
Mr. Canavan joined the Boston office of Coopers & Lybrand in June 1961 and became a partner in the firm in June 1972. Effective July 1, 1998, Coopers & Lybrand merged with Price Waterhouse and Company to form PricewaterhouseCoopers LLP. Mr. Canavan continued as a partner with PricewaterhouseCoopers LLP until his retirement in June 1999. Mr. Canavan holds a Bachelor of Science in Business Administration from Boston College.

WILLIAM A. LINTON

    Mr. Linton, 53 years old, joined the board of directors in February 2000. Mr. Linton is the Chairman and Chief Executive Officer of Promega Corporation, a DNA consumables company, in Madison Wisconsin and has held these positions since 1978. Mr. Linton received a B.S. degree from University of California, Berkeley in 1970.

                         BOARD COMMITTEES AND MEETINGS

    During fiscal 2000, the board of directors of the Company held 4 meetings and acted by written consent 11 times. All of the directors attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors during which they served as director and (2) the total number of meetings held by committees of the board of directors on which they served. The board of directors has an Audit Committee and a Compensation Committee. The board of directors does not have a Nominating Committee.

    The Audit Committee of the board of directors, which is comprised of M. Christopher Canavan, Jr., Collin J. D'Silva and William A. Linton, each of whom is a non-employee director, met 3 times during the 2000 fiscal year. The Audit Committee reviews, with the Company's independent auditors, the scope and timing of the auditors' services, the auditors' report on the Company's financial statements following completion of the audit and the Company's internal accounting and financial control policies and procedures. In addition, the Audit Committee makes annual recommendations to the board of directors for the appointment of independent auditors for the ensuing year.

    The Compensation Committee, which is comprised of Richard M. Stein and William A. Linton, acted by written consent 8 times during the 2000 fiscal year. The Compensation Committee reviews and evaluates the compensation and benefits of all of the Company's officers, reviews general policy matters relating to compensation and employee benefits and makes recommendations concerning these matters to the board of directors. The Compensation Committee also administers the Company's stock option plan.

                           COMPENSATION OF DIRECTORS

    During fiscal 2000, the Company paid each non-employee director $10,000 and granted each non-employee director options to purchase 3,000 shares of Common Stock as compensation for serving as a director of the Company. Each non-employee director also received $5,000 for each committee on which he served. Employee directors received compensation only as employees of the Company. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board or committees thereof.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 5, 2001 (i) by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) by each of the Company's directors, (iii) by each executive officer of the Company, and (iv) by all directors and executive officers who served as directors or executive officers at April 5, 2001 as a group. Unless otherwise noted, the address of each beneficial owner is c/o Bruker Daltonics Inc., 15 Fortune Drive, Billerica, Massachusetts 01821.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                            OWNERSHIP (1)     PERCENT OF CLASS
------------------------------------                          -----------------   ----------------
Frank H. Laukien (2)........................................      9,110,050             16.6%
John J. Hulburt (3).........................................          2,500                *
Dieter Koch (4).............................................          6,900                *
Jochen Franzen (5)..........................................         13,250                *
Hans-Jakob Baum.............................................          2,500                *
John Wronka (6).............................................         15,600                *
Gary Kruppa (7).............................................          4,800                *
M. Christopher Canavan, Jr. ................................            900                *
  73 Brook Street
  Wellesley, Massachusetts 02482
Collin J. D'Silva (8) ......................................            990                *
  c/o Transgenomic, Inc.
  12325 Emmet Street
  Omaha, Nebraska 68164
William A. Linton (9) ......................................            990                *
  c/o Promega Corporation
  2800 Woods Hollow Drive
  Madison, Wisconsin 53711
Richard M. Stein (10) ......................................          2,890                *
  c/o Hutchins, Wheeler & Dittmar
  101 Federal Street
  Boston, Massachusetts 02110
Bernard Wangler (11) .......................................            990                *
  Kriegsstr. 133
  76135 Karlsruhe, Germany
                                                                                           *
All executive officers and directors as a group (12               9,160,560             16.6%
  persons)..................................................
Dirk D. Laukien (12) .......................................      9,100,000             16.6%
  2634 Crescent Ridge Drive
  The Woodlands, Texas 77381
Isolde Laukien .............................................      9,100,000             16.6%
  8 Brigham Road
  Lexington, Massachusetts 02713
Joerg Laukien ..............................................      9,100,000             16.6%
  Uhlandstrasse IO
  D-76275 Ettlingen-Bruchhausen
  Germany
Marc M. Laukien ............................................      9,100,000             16.6%
  8 Crest View Road
  Bedford, Massachusetts 01730

------------------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days from the date hereof, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Percentage ownership is based on 54,791,958 shares of Common Stock outstanding as of April 5, 2001.

(2) Includes options to purchase 6,250 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof. Also includes 3,800 shares of Common Stock held by a family member.

(3) Includes options to purchase 1,800 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(4) Includes options to purchase 5,000 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(5) Includes options to purchase 8,250 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(6) Includes options to purchase 2,500 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof. Also includes 1,600 shares of Common Stock held by a family member.

(7) Includes options to purchase 2,500 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(8) Includes options to purchase 990 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(9) Includes options to purchase 990 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(10) Includes options to purchase 990 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(11) Includes options to purchase 990 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(12) Includes 10,000 shares of Common Stock held by the Dirk D. Laukien Trust for Leah Laukien, dated June 1, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AFFILIATION AND STOCKHOLDERS

    The Company is affiliated with Bruker Physik AG, Bruker Optics, Inc., Bruker AXS Inc., Rhena Invest AG, Techneon AG, Bruker BioSpin Inc. and their respective subsidiaries, collectively referred to as the Bruker affiliated companies, through common control at the stockholder level, as its 5 largest stockholders also own these entities. The Company's 5 largest stockholders are Frank H. Laukien, Dirk D. Laukien, Isolde Laukien, Joerg C. Laukien and Marc M. Laukien. Isolde Laukien is the mother of Dirk and Marc Laukien. Joerg, Frank, Dirk and Marc are brothers or half-brothers.

    Frank H. Laukien, Ph.D., the Chairman, President and Chief Executive Officer of the Company is also Chairman of the board of directors of Bruker AXS and director and President of Bruker Instruments, a Bruker affiliated company.
Dr. Laukien is also a director of Bruker Canada Ltd., Bruker Netherlands B.V. and Bruker Belgium S.A., all of which are Bruker affiliated companies. Additionally, Dr. Laukien beneficially owns directly or indirectly more than 10% of the stock of each of the Bruker affiliated companies. Until March 31, 2000, he was also the Chief Executive Officer of Bruker AXS.

    Dieter Koch, a director of the Company, is an officer of Bruker Daltonik GmbH, a subsidiary of the Company, and Bruker Saxonia Analytik GmbH, a subsidiary of Bruker Daltonik. Additionally, he owns 2% of Bruker Saxonia Analytik GmbH.

    Richard M. Stein, a director of the Company, is a stockholder of Hutchins, Wheeler & Dittmar, a law firm which has been retained by the Company for over five years.

SHARING AGREEMENT

    The Company entered into a sharing agreement, dated as of February 28, 2000, with Bruker Physik AG, Techneon AG, SBI Holding AG, Rhena Invest AG, Bruker Spectrospin SA, Bruker AXS Inc., Bruker Analytik GmbH, Bruker Electronik GmbH, Bruker Instruments, Inc., Bruker AG, Bruker SA, Bruker Optics, Inc. and Bruker Medical AG, all Bruker affiliated companies. The Sharing Agreement provides for the sharing of specified intellectual property rights, services, facilities and other related items among the parties to the Agreement. The following description of the Sharing Agreement is a summary and is qualified in its entirety by the provisions of the Sharing Agreement, a copy of which has been filed as an exhibit to the Company's registration statement on Form S-1 filed with the Securities and Exchange Commission on April 14, 2000 and declared effective on August 3, 2000.

NAME

    Pursuant to the terms of the Sharing Agreement, Bruker Analytik and Bruker Physik have granted to the other parties to the Sharing Agreement a perpetual, irrevocable, non-exclusive, royalty-free, non-transferable right and license to use the name "Bruker" in connection with the conduct and operation of their respective businesses, provided that the parties do not materially interfere with any other party's use of the name, do not take any action which would materially detract from the goodwill associated with the name and do not take any action which would cause a lien to be placed on the name or the parties' license rights. This license automatically becomes null and void with respect to a party if that party files, or has filed against it, a petition in bankruptcy, fails to comply with the relevant terms of the Sharing Agreement, suffers a major loss of its reputation in its industry or the marketplace or undergoes a change of control. However, once a party to the Sharing Agreement becomes a public company and issues stock in excess of $25.0 million to the public, it will not lose its license to the name Bruker in a subsequent change of control.

INTELLECTUAL PROPERTY

    The parties to the Sharing Agreement also generally share technology and other intellectual property rights, as they existed on or prior to February 28, 2000, subject to the terms of the Sharing Agreement. In addition, under the Sharing Agreement each party, including the Company, has agreed to negotiate with any other party who wishes to obtain an agreement permitting such party to make a broader use of the first party's intellectual property that was in effect on or prior to February 28, 2000. However, no party has any obligation to enter into these agreements. The Company has a written agreement in place with Bruker Optik defining the use, royalties and terms and conditions of the use of various technology and related intellectual property.

DISTRIBUTION

    In various countries, including Australia, Belgium, Canada, India, Italy, Netherlands, Mexico, Singapore, Spain and Thailand, the Company shares in the worldwide distribution network of Bruker affiliated companies. In 2000, less than 10% of the Company's life sciences systems sales were booked through affiliated international Bruker sales offices. The Sharing Agreement provides for the use of common distribution channels by the parties to the agreement. The terms and conditions of sale and the transfer pricing for any shared distribution will be on an arm's length basis as would be utilized in typical transaction with a person or entity not a party to the agreement. The Sharing Agreement also states that no common sales channel may have any exclusivity in any country or geographic area.

SERVICES

    The Company also shares various general and administrative expenses for items such as umbrella insurance policies, retirement plans, accounting services and leases, with various affiliates. These services are charged among the Company and the Bruker affiliated entities at arm's length conditions and pricing, according to individual Sub-Sharing Agreements.

    In 2000, various Bruker affiliated companies and their subsidiaries provided personnel, administrative and other services, and subleased space to the Company at a cost of approximately $433,000 the estimated fair market value of these services.

    The Company subleases its facility in Billerica, Massachusetts from Bruker Instruments. The Company paid rent of $172,575 at $8.85 per square foot, on a triple net basis, for its sublease of this facility in 2000. Bruker Instruments leases this facility from Umbrina Realty Trust. Frank H. Laukien, Dirk Laukien and Marc Laukien each own one third of the beneficial interest of Umbrina Realty Trust.

PURCHASES AND SALES

    The Company purchases subunits or components, including some components used in its substance detection and pathogen identification products, miscellaneous electronics boards used in Fourier transform mass spectrometers, sheet metal cabinets and some of the superconducting magnets used for Fourier transform mass spectrometers, from various Bruker affiliated companies, including Bruker Electronik GmbH, Bruker Optik GmbH, Bruker AG, Bruker Analytik GmbH and Bruker SA, at arm's length commercial conditions and pricing. In 2000, the Company purchased components from its affiliates for $5.6 million. Under the Sharing Agreement, the Company's affiliates who supply these subunits or components have agreed to continue to do so for at least seven years and to provide spare parts for at least 12 years, at commercially reasonable arm's length conditions and pricing. However, a significant portion of these purchases may not be recurring due to the discontinued operations of the Company's analytical infrared sales group. In 2000, purchases from Bruker affiliated companies were less than 5% of revenues.

    The Company supplies individual licenses to its HyStar software package to Bruker affiliated companies for resale as part of its liquid chromatography/nuclear magnetic resonance product offerings at commercially reasonable arm's length conditions and pricing. As part of the Sharing Agreement, the Company guarantees a continued supply of this software package (or its successor) for at least seven years. In 2000 the Company sold to its affiliated distributors products for resale in the amount of $9,378,000.

OTHER TRANSACTIONS

    The Company completed the sale of its analytical infrared sales group in March 2000 to Bruker Optik GmbH, its affiliate. The purchase price for this sale was $254,425, the net book value of the purchased assets and assumed liabilities.

    On December 1, 2000, the Company purchased a 202,888 square foot parcel of land, directly adjacent to its other land in Billerica, Massachusetts, from Isolde Laukien at a purchase price of $740,000, the estimated fair market value based on an independent appraisal.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons owning more than 10% of the outstanding Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% holders of Common Stock of the Company are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on copies of such forms furnished as provided above, management believes that through the date hereof all Section 16(a) filing requirements applicable to its officers, directors and owners of greater than 10% of its Common Stock were complied with except each of John J. Hulburt, Dieter Koch, Jochen Franzen, John Wronka, Gary Kruppa, M. Christopher Canavan, Jr., Frank H. Laukien and Richard M. Stein filed a late Form 4 reporting the purchase of shares of common stock as a part of a directed share program in connection with the Company's initial public offering.

                       SUMMARY OF EXECUTIVE COMPENSATION

    The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the Company's most recent three years ended December 31, 2000, of those persons who (i) served as the Chief Executive Officer of the Company during any part of the year ended December 31, 2000, and (ii) the four other most highly compensated executive officers of the Company at December 31, 2000 whose annual compensation and bonus exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION         LONG TERM COMPENSATION
                                               -------------------------------   ----------------------
                                                                                 SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION                      YEAR      SALARY    BONUS (1)         OPTIONS #
---------------------------                    --------   --------   ---------   ----------------------
Frank H. Laukien.............................    2000     $114,663   $124,000            25,000
  Chairman, President and Chief Executive        1999     $ 50,000   $153,530                 0
  Officer                                        1998     $      0   $197,364                 0

Dieter Koch..................................    2000     $125,560   $ 28,962            25,000
  Director; Managing Director of both Bruker     1999     $117,104   $ 36,493                 0
  Daltonik GmbH and Bruker Saxonia Analytik      1998     $128,483   $ 17,056                 0
  GmbH

Jochen Franzen (2)...........................    2000     $100,487   $      0            25,000
  Managing Director, Bruker Daltonik GmbH        1999     $106,755         --                 0
                                                 1998     $109,154   $      0                 0

John Wronka..................................    2000     $ 72,684   $156,990            12,500
  Vice President                                 1999     $ 70,885   $123,005                 0
                                                 1998     $ 68,488   $ 75,886                 0

Hans-Jakob Baum (2)..........................    2000     $ 91,040   $ 42,411            12,500
  Vice General Manager of Bruker Daltonik        1999     $ 93,683   $ 32,680                 0
  GmbH                                           1998     $ 96,078   $ 28,426                 0

------------------------

(1) Includes commissions paid.

(2) Amounts paid in Deutsche Marks and converted to United States dollars based on the average conversion rate for the respective years.

GRANTS OF STOCK OPTIONS

    The following table sets forth certain information with respect to individual grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2000.

                             2000 OPTION GRANTS(L)

                                                                                                 POTENTIAL REALIZABLE
                                  INDIVIDUAL GRANTS                                                VALUE AT ASSUMED
                       ---------------------------------------                                   ANNUAL RATES OF STOCK
                           NUMBER OF                                                            PRICE APPRECIATION FOR
                           SECURITIES       % OF TOTAL OPTIONS                                        OPTION TERM
                       UNDERLYING OPTIONS       GRANTED TO       EXERCISE      EXPIRATION       -----------------------
NAME                        GRANTED         EMPLOYEES IN 2000     PRICE           DATE              5%          10%
----                   ------------------   ------------------   --------   -----------------   ----------   ----------
Frank H. Laukien.....        25,000                 2.9           $5.80     February 29, 2005    $152,250     $159,500
Dieter Koch..........        25,000                 2.9           $5.27     February 29, 2010    $138,338     $144,925
Jochen Franzen.......        25,000                 2.9           $5.27     February 29, 2010    $138,338     $144,925
John Wronka..........        12,500                 1.5           $5.27     February 29, 2010    $ 69,168     $ 72,462
Hans-Jakob Baum......        12,500                 1.5           $5.27     February 29, 2010    $ 69,168     $ 72,462

------------------------

(1) Potential gains are net of exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, the timing of such exercises and the option holder's continued employment through the vesting period. The amounts reflected in this table may not accurately reflect or predict the actual value of the stock options.

STOCK OPTION EXERCISES AND DECEMBER 31, 2000 STOCK OPTION VALUES

    Set forth in the table below is information concerning the value of stock options held at December 31, 2000 by the Named Executive Officers of the Company.

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                     OPTION VALUES AS OF DECEMBER 31, 2000

                                                                   NUMBER SECURITIES
                                                                UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                      OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                       SHARES                      DECEMBER 31, 2000           DECEMBER 31, 2000(1)
                                     ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                                  EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                 -----------   --------   -----------   -------------   -----------   -------------
Frank H. Laukien...................       0           $0           0            25,000           $0          $444,075
Dieter Koch........................       0           $0           0            25,000           $0          $457,325
Jochen Franzen.....................       0           $0           0            25,000           $0          $457,325
John Wronka........................       0           $0           0            12,500           $0          $228,663
Hans-Jakob Baum....................       0           $0           0            12,500           $0          $228,663

------------------------

(1) The amounts set forth represent the difference, if positive, between the fair market value of the Common Stock underlying the options at December 31, 2000 ($23.563 per share) and the exercise price of the options, multiplied by the applicable number of options.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    Messrs. Stein and Linton serve as members of the Compensation Committee. Mr. Linton was not an officer or employee of the Company or any of its subsidiaries during fiscal 2000. Mr. Stein is secretary of the Company and also a stockholder of Hutchins, Wheeler and Dittmar, counsel to the Company.

                         COMPENSATION COMMITTEE REPORT
                         ON EXECUTIVE COMPENSATION (1)

OVERVIEW

    The Company's executive compensation program is administered by the Compensation Committee of the board of directors, currently consisting of Richard M. Stein and William A. Linton. Both members of the Compensation Committee are non-employee directors. Pursuant to the authority delegated by the board of directors, the Compensation Committee reviews and evaluates the compensation and benefits of all of the company's officers, reviews general policy matters relating to compensation and employee benefits, approves stock option grants and makes recommendations regarding these matters to the board of directors.

EXECUTIVE COMPENSATION PHILOSOPHY

    The objectives of the Compensation Committee in determining executive compensation are to (i) attract and retain qualified executive officers,
(2) motivate existing officers to perform, (3) reward corporate performance,
(4) align compensation with the Company's annual and long-term performance goals, (5) enhance profitability of the Company and (6) maximize stockholder value. The Compensation Committee focuses on the Company's goal of long-term enhancement of stockholder value by stressing long-term goals and by using stock-based incentive programs with extended vesting schedules. The Compensation Committee believes the use of such incentives to retain and motivate individuals who have developed the skills and expertise required to lead the Company is key to the Company's success. Compensation is comprised of cash compensation in the form of annual base salary and annual incentive awards as well as long-term incentive compensation in the form of stock options.

ANNUAL BASE SALARY

    The Company does not currently have an employment agreement with any of its executive officers. The Compensation Committee reviews the annual base salaries for executive officers and considers, in particular, their levels of responsibility, experience and potential. Base salaries paid by other companies in the Company's industry for comparable positions are also considered.

ANNUAL INCENTIVE AWARDS

    Annual incentive awards in the form of performance-based cash bonuses for the Chief Executive Officer and the Company's other executive officers are based upon management's success in meeting the Company's financial and strategic goals. For fiscal year ended December 31, 2000, bonuses were paid to executive officers based on the achievement of certain objectives and on a qualitative assessment of performance.

LONG-TERM INCENTIVES

    Incentive compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with the Company and to enable optionees to develop and maintain a long-term stock ownership position in the Company's Common Stock, which in turn motivates the recipient to focus on long-term enhancement in stockholder value. The Company's 2000 Stock Plan, administered by the Compensation Committee, is the vehicle for the granting of stock options.

    Factors reviewed by the Compensation Committee in determining whether to grant options are similar to those considered in determining salaries and bonuses described above. Several other factors, however, including an employee's individual initiative, achievement and performance are also considered by the Compensation Committee. In making specific grants to executives, the Compensation Committee evaluates each officer's total equity compensation package. The Compensation Committee generally reviews the option holdings of each of the executive officers including vesting and exercise price and the then current value of such unvested options. The Compensation Committee considers equity compensation to be an integral part of a competitive executive compensation package, a way to reinforce the individual's commitment to the Company and an important mechanism to align the interests of management with those of the Company's stockholders.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The base salary, annual incentive award and long-term incentive compensation of Frank H. Laukien, our Chief Executive Officer, are determined by the Committee based upon the same factors as those employed by the Committee for executive officers generally. Dr. Laukien's current annual base salary is $120,000 subject to annual review and increase by the board of directors of the Company. Dr. Laukien's bonus for the fiscal year ended December 31, 2000 was $80,000. During fiscal 2000, Dr. Laukien was granted options to purchase 25,000 shares of Common Stock at an exercise price of $5.80 per share, 110% of the fair market value of the Company's Common Stock on the date of the grant. The options have a 48-month term and provide that one-quarter of the options vest on each annual anniversary of the option grant. Accordingly, through his ownership of Company Common Stock and options to purchase Common Stock, Dr. Laukien's pecuniary interests are aligned with those of the Company's stockholders.

SECTION 162(M) LIMITATION

    Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1,000,000 paid to the Chief Executive Officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders.

    The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1,000,000 limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be "performance-based" and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy and the Company's best interests.

                                          COMPENSATION COMMITEE
                                          William A. Linton
                                          Richard M. Stein

                       REPORT OF THE AUDIT COMMITTEE (1)

    The Audit Committee of the board of directors is composed of three directors each of whom is independent of the management of the Company. The Audit Committee oversees the Company's financial reporting process on behalf of the board of directors. The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000.

    The Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, which relates to an accountant's independence from the Company and its related entities, and has discussed with Ernst & Young LLP their independence from the Company.

    The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Appendix A to this Proxy Statement. Each of the members of the Audit Committee qualifies as an "independent" director under the current listing standards of National Association of Securities Dealers.

    Based on the review and discussions referred to above, the Audit Committee recommended to the Company's board of directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

    Fees billed to the Company by Ernst & Young LLP for the year 2000 were as follows:

    - AUDIT FEES. Ernst & Young's fee for its audit of the Company's annual financial statements and its review of the financial statements included in the Company's Forms 10-Q for 2000 was $240,000.

    - FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION. Ernst & Young LLP did not bill the Company for any fees for financial information systems design and implementation in 2000.

    - ALL OTHER FEES. Ernst & Young LLP billed the Company a total of $610,000 in 2000 for all other services. The Audit Committee has considered whether the provision of the services included in this category is compatible with maintaining Ernst & Young LLP's independence.

      AUDIT COMMITTEE
                                               M. Christopher Canavan, Jr.,
      Chairman
                                               Collin J. D'Silva
                                               William A. Linton

------------------------

(1) The material in these reports is not "soliciting material," is not deemed filed with the SEC and the reports are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                   PROPOSAL 2
                  RATIFICATION OF INDEPENDENT PUBLIC AUDITORS

    Ernst & Young, LLP has been the Company's independent auditor since 1998 and has been selected by the board of directors as the Company's independent auditor for the fiscal year ending December 31, 2001. The board of directors is asking you to ratify and approve this selection. Although the law does not require such ratification, the board of directors believes that you should be given the opportunity to express your views on this matter. In the event that the stockholders fail to ratify the appointment, the board of directors will reconsider its selection. Even if the selection is ratified, the board of directors in its discretion may direct the appointment of a different independent auditing firm during the year if the board of directors believes that such a change would be in the best interests of the Company and its stockholders.

    A representative of Ernst & Young, LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP.

                             PERFORMANCE GRAPH (1)

    The graph below shows the five-month cumulative total stockholder return assuming the investment of $100 (and the reinvestment of any dividends thereafter) on August 3, 200, the first trading day of the Company's common stock, in each of the Company's common stock, the Nasdaq Stock Market Index, and the Nasdaq Stocks in the standard industry classification 3800-3899. During fiscal year 2000, the Company paid no dividends. The Company's stock price performance shown in the following graph is not indicative of future stock price performance.

               COMPARISON OF FIVE-MONTH CUMULATIVE TOTAL RETURNS
                  PERFORMANCE GRAPH FOR BRUKER DALTONICS INC.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 8/4/00     100      100      100
8/7/00    103.523  101.949  101.923
8/8/00    108.401  101.575  100.318
8/9/00    110.027   101.75   99.604
8/10/00   107.317   99.196   97.546
8/11/00   105.691   99.995    99.12
8/14/00   106.775  101.553  101.538
8/15/00   109.214  101.612  101.353
8/16/00   113.821   101.83  102.267
8/17/00   106.233   103.93  103.806
8/18/00   107.859  103.664  105.156
8/21/00   124.661  104.272  106.712
8/22/00   138.482  104.385  107.419
8/23/00   132.249  105.864   109.27
8/24/00   163.144  106.998  111.122
8/25/00    164.77  106.708   112.22
8/28/00    164.77  107.473  112.621
8/29/00   162.873  107.767  112.843
8/30/00   165.312  108.383  114.126
8/31/00   217.886  111.114  116.037
9/1/00    201.897  111.637   117.09
9/5/00    192.954  109.119  114.381
9/6/00    163.686  105.625  110.487
9/7/00    164.228  107.907  112.908
9/8/00    147.426  104.738   109.12
9/11/00    143.36  102.596  107.691
9/12/00   147.426  101.326  105.816
9/13/00   147.426   102.52  107.347
9/14/00   152.033  103.034   107.52
9/15/00    148.51  100.958  105.122
9/18/00   127.371   98.055  101.556
9/19/00   129.539  101.786  104.175
9/20/00   119.241  102.733  103.411
9/21/00   124.661  100.978  101.419
9/22/00   142.005  100.333  102.174
9/25/00   143.089   98.542  101.347
9/26/00   156.098   97.189   99.412
9/27/00   168.835   96.291  100.036
9/28/00   195.664    99.54  102.948
9/29/00   192.412   96.674  101.974
10/2/00   199.458   93.796    99.32
10/3/00   180.488   90.707   96.408
10/4/00    164.77   92.608   96.375
10/5/00   172.358   91.139   95.282
10/6/00   162.602   88.181   91.525
10/9/00   138.753   88.188   90.389
10/10/00  147.425   85.162   88.044
10/11/00  137.127   83.346   87.191
10/12/00  131.707   80.894    85.25
10/13/00  125.203   87.342   89.225
10/16/00  133.875   86.692    89.24
10/17/00  136.043   84.731   86.642
10/18/00  136.043   83.503   84.981
10/19/00  145.799   90.082   89.554
10/20/00   164.77       92   92.644
10/23/00  162.602   91.642   93.021
10/24/00   159.35   90.184   92.154
10/25/00  159.079    85.05   88.664
10/26/00  157.995   86.222   89.786
10/27/00   156.64   86.305    88.91
10/30/00  143.902   83.967   86.154
10/31/00  148.509    88.71   90.117
11/1/00   152.304   87.769   89.308
11/2/00    159.35     90.3   91.008
11/3/00   161.518   90.955   91.711
11/6/00    167.48   90.006   91.191
11/7/00   165.312   90.006   90.405
11/8/00   169.106   85.025   88.502
11/9/00    167.48   84.252   87.156
11/10/00  160.163   79.731   84.035
11/13/00  135.501   78.148   82.707
11/14/00  134.417     82.7   85.269
11/15/00  138.753   83.472   86.192
11/16/00  152.846   79.937   82.689
11/17/00  149.322   79.769    82.59
11/20/00  123.035   75.762   78.725
11/21/00  121.409   75.646   78.137
11/22/00   121.68   72.639   75.453
11/24/00  120.054   76.587    78.68
11/27/00  112.737   75.854   78.333
11/28/00   89.431   72.034   75.164
11/29/00   77.507   71.369   74.451
11/30/00   78.591   68.392   71.341
12/1/00    82.114   69.575   73.567
12/4/00    74.255   68.834   73.797
12/5/00    87.805   76.112   79.303
12/6/00    95.122   73.576   78.183
12/7/00   108.943   72.387   76.927
12/8/00    124.39   76.715   82.361
12/11/00  137.669   79.308   84.057
12/12/00  131.436   77.136    82.06
12/13/00  120.596   74.257   79.168
12/14/00  114.905   71.788   76.936
12/15/00   97.561   69.708   75.225
12/18/00    86.45   68.914   75.006
12/19/00   91.057   65.918   72.328
12/20/00   72.087   61.163   67.707
12/21/00   86.179   61.349   67.844
12/22/00   95.393   65.995   71.867
12/26/00   95.393   65.413   71.235
12/27/00    83.74   66.645   73.564
12/28/00   95.393   67.094   76.742
12/29/00  102.168   64.725   74.897

(1) The material in this graph is not "soliciting material," is not deemed filed with the SEC and the graph is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                  TIME FOR SUBMISSION OF STOCKHOLDER PROPOSALS

    Under regulations adopted by the Securities and Exchange Commission, any proposal submitted for inclusion in the Company's Proxy Statement relating to the Annual Meeting of Stockholders to be held in 2002 must be received at the Company's principal executive offices in Billerica, Massachusetts on or before December 24, 2001. Receipt by the Company of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusions. If the Company is not notified of a stockholder proposal by March 8, 2002 then the proxies held by management of the Company provide discretionary authority to vote on such stockholder proposal, even though the proposal is not discussed in the Proxy Statement.

                                 OTHER MATTERS

    Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

                                  10-K REPORT

    THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO JOHN J. HULBURT, BRUKER DALTONICS INC., 15 FORTUNE DRIVE, BILLERICA, MASSACHUSETTS, 01821. ADDITIONALLY, THE ANNUAL REPORT ON FORM 10-K IS AVAILABLE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV.

                                 VOTING PROXIES

    The board of directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the board of directors' recommendations.

                                          By order of the board of directors

                                          [/S/ FRANK H. LAUKIEN]

                                          FRANK H. LAUKIEN
                                          Chairman, President and Chief
                                          Executive Officer

April 20, 2001

                                                                      APPENDIX A

                       CHARTER OF THE AUDIT COMMITTEE OF
                THE BOARD OF DIRECTORS OF BRUKER DALTONICS INC.
             AS ADOPTED BY THE BOARD OF DIRECTORS ON JUNE 12, 2000

      -------------------------------------------------------------------

PURPOSE OF THE COMMITTEE

    The Committee's purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Corporation and its subsidiaries.

COMPOSITION OF THE COMMITTEE

    The Committee shall be comprised of three or more Directors as determined from time to time by resolution of the Board. The Chairman of the Committee shall be designated by the Board, PROVIDED that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the National Association of Securities Dealers, Inc..

MEETINGS OF THE COMMITTEE

    The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board.

DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

    In carrying out its duties and responsibilities, the Committee's policies and procedures shall remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no "blueprint" to be followed by the Committee in carrying out its duties and responsibilities, the following shall be considered within the authority of the
Committee:

    (1) Make recommendations to the Board as to the selection of the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

    (2) Review and approve the Corporation's independent auditors' annual engagement letter, including the proposed fees contained therein;

    (3) Review the performance of the Corporation's independent auditors and make recommendations to the Board regarding the replacement or termination of the independent auditors when circumstances warrant;

    (4) Oversee the independence of the Corporation's independent auditors by, among other things:

       (a) requiring the independent auditors to deliver to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Corporation; and

       (b) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditors and recommending that the Board take appropriate action to satisfy itself of the auditors' independence;

    (5) Instruct the Corporation's independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection, evaluation and termination of the Corporation's independent auditors;

    (6) Review the annual audit plan and scope of the audit with the Corporation's independent auditors;

    (7) Review with management and the independent auditors at the completion of the annual audit examination:

       (a) the Corporation's annual financial statements and related footnotes to be included in the Corporation's Annual Report to Shareholders;

       (b) the independent accountant's audit of the annual financial statements and their report thereto;

       (c) any significant changes in the independent accountant's audit plan;

       (d) any difficulties or disputes with management encountered during the course of the audit; and

       (e) other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards;

    (8) Consider and review with the independent auditors and with management the adequacy of the Corporation's system of internal controls, including information systems controls and security, as well as any related significant findings and recommendations of the independent auditors and internal auditors together with management's responses thereto;

    (9) Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation's independent auditors, the Corporation's internal auditing department and management, including providing such parties with appropriate opportunities to meet privately with the Committee;

    (10) Review and reassess annually the Committee's charter;

    (11) Prepare the report required by the rules of the SEC to be included in the Corporation's annual proxy statement;

    (12) Report regularly to the Board on its activities, as appropriate; and

    (13) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

    While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the Corporation's audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Corporation complies with all laws and regulations and its code of conduct.

    Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under Delaware law which shall continue to set the legal standard for the conduct of the members of the Committee.

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

                                                                      Appendix B

                              BRUKER DALTONICS INC.

                         Annual Meeting of Stockholders
                                  May 15, 2001

                                   PROXY CARD



The undersigned hereby appoints Frank Laukien and John Hulburt, or either of them, with power of substitution, as Proxies to vote at the Bruker Daltonics Inc. Annual Meeting of Stockholders on May 15, 2001, and any adjournments or postponements thereof, all shares of Common Stock of Bruker Daltonics Inc. that the undersigned is entitled to vote at such meeting on matters which may come before the Annual Meeting in accordance with and as more fully described in the Notice of Annual Meeting of Stockholders and the Proxy Statement.

                   (Continued and to be signed on reverse side)

|X|   Please mark your votes
      as in this example.

1. Election of Directors:

FOR        WITHHOLD AUTHORITY       Nominees:  Frank H. Laukien, Dieter Koch
| |              | |

FOR, except vote withheld for the following nominees: _______________________

2. To consider and act upon a proposal to ratify, confirm and approve the selection of Ernst & Young LLP as the independent certified public auditors of the Company for fiscal 2001.

FOR         AGAINST         ABSTAIN
| |          | |              | |

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSAL 2 AS SET FORTH IN THE PROXY STATEMENT.

PLEASE VOTE, DATE AND SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

------------------------    ---------------------     Date: __________, 2001
Stockholder sign here       Co-owner sign here


Note: Please sign exactly as your name(s) appear(s) on the Proxy. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.